Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-134986) of D. R. Horton, Inc.,

(2)	Registration Statement (Form S-4 No. 333-89344) of D. R. Horton, Inc.,

(3)	Registration Statement (Form S-8 No. 33-48874) of D. R. Horton, Inc.,

(4)	Registration Statement (Form S-8 No. 33-83162) of D. R. Horton, Inc.,

(5)	Registration Statement (Form S-8 No. 333-72423) of D. R. Horton, Inc.,

(6)	Registration Statement (Form S-8 No. 333-69694) of D. R. Horton, Inc.,

(7)	Registration Statement (Form S-8 No. 333-90988) of D. R. Horton, Inc.,

(8)	Registration Statement (Form S-8 No. 333-89346) of D. R. Horton, Inc., and

(9)	Registration Statement (Form S-8 No. 333-133948) of D. R. Horton, Inc.,
and in the related Prospectuses of our reports dated November 26, 2007, with respect to the consolidated financial statements of D.R. Horton, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of D.R. Horton, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended September 30, 2007.

/s/ Ernst & Young LLP

Fort Worth, Texas
November 26, 2007